EXHIBIT 23.2
LETTER OF CONSENT
Canadian Natural Resources Limited
2100, 855 - 2nd Street SW
CALGARY AB T2P 4J8
Re: Consent of Independent Petroleum Consultants
_____________________________________________________________________________________________
To Whom It May Concern:
We consent to the use of our name and our reports with respect to the reserves data of Canadian Natural Resources Limited (the "Company"), and the information derived from our reports, included and incorporated by reference in the Company's
(i)Annual Report on Form 40-F for the year ended December 31, 2025, including the Annual Information Form included therein; and
(ii)Registration Statement on Form F-10 (File No. 333-289937) filed with the Securities and Exchange Commission.
Sincerely,
SPROULE INTERNATIONAL LIMITED

SIGNED “STEVEN J. GOLKO”
Steven J. Golko, P.Eng.
Senior Vice President,
Reserves & Resources
Calgary, Alberta, Canada
March 25, 2026
140 Fourth Avenue SW, Suite 900, Calgary, AB, Canada, T2P 3N3 │ T +1 403 294 5500 TF +1 877 777 6135